As filed with the Securities and Exchange Commission on April 17, 2013

                                                     Registration No. 333-185928
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 5 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Arax Holdings Corp.
                 (Name of small business issuer in its charter)

           Nevada                               2013                          99-0376721
(State or Other Jurisdiction of      (Primary Standard Industrial            (IRS Employer
 Incorporation or Organization)         Classification Number)           Identification Number)

                         SALVADOR DIAZ MIRON 87, COLONIA
                       SANTA MARIA LA RIBERA, MEXICO 06400
                                 1-786-404-1183
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Business Filings Incorporated
                          8040 Excelsior Dr., Suite 200
                                Madison, WI 53717
                               Tel: 1-800-981-7183
    (Address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                            10 Union Avenue, Suite 5
                               Lynbrook, NY 11563
                                 (516) 887-8200
                                 (917) 656-1173
                               Fax: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
   Title of Each                              Proposed Maximum     Proposed Maximum
Class of Securities    Amount of Shares to     Offering Price        Aggregate           Amount of
 To be Registered       be Registered(1)         Per Share(2)      Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
  Common Stock              10,000,000             $0.01              $100,000            $13.64
======================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                               ARAX HOLDINGS CORP.

                        10,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Arax Holdings Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $ 0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vladimir Leonov, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. The shares are being offered at a fixed price of $0.01 per share for a period of one year from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. The offering will not be extended beyond one year.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"). Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in "Risk Factors" beginning on page 5 of this prospectus.

Arax Holdings Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Arax Holdings Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are a development stage company with nominal operations and assets . As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders' ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. See "Risk Factors" for the risks of investing in a shell company.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company's bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED _______, 2013

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          12
USE OF PROCEEDS                                                               13
DETERMINATION OF OFFERING PRICE                                               13
DILUTION                                                                      13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS                                                        14
DESCRIPTION OF BUSINESS                                                       26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   29
EXECUTIVE COMPENSATION                                                        31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                32
PLAN OF DISTRIBUTION                                                          33
DESCRIPTION OF SECURITIES                                                     35
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                                                              37
LEGAL MATTERS                                                                 37
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        37
EXPERTS                                                                       37
AVAILABLE INFORMATION                                                         38
FINANCIAL STATEMENTS                                                          38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         38
INDEX TO THE FINANCIAL STATEMENTS                                            F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "ARAX HOLDINGS CORP." REFERS TO ARAX HOLDINGS CORP. THE FOLLOWING SUMMARY PROVIDES A BRIEF OVERVIEW OF THE KEY ASPECTS OF THE OFFERING. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                               ARAX HOLDINGS CORP.

We are a development stage company and we are in the business of selling hot dogs from mobile stands in Mexico. We plan to spread our operation throughout Mexico's major cities. As our business expands we plan to serve our customers some other food from our mobile stands, like Italian sausage, Kielbasas, Barbecue and soft drinks. Taking advantage of mobility of our hot dog stands we are going to move in between and place them at the most popular tourist places like beaches and sport sites events for each specific time. We do not have customers or hot dog stands and we currently have minimal operations. We intend to place such hot dog stands in places we believe are popular places for tourists and places with high volume of people traffic.

Being a development stage company, we have no revenues and have limited operating history. Arax Holdings Corp. was incorporated in Nevada on Feb 23, 2012. To date we have prepared a business plan and purchased one hot dog machine. Our principal executive office is located at Salvador Diaz Miron #87 Locales B y C. Colonia Santa Maria la Ribera, Mexico DF, C.P. 06400. Our phone number is 1-786-404-1183. We do not have a website.

We require a minimum funding of $25,000 to conduct our 12 months plan of operation, and if we are unable to obtain this level of financing, our business may fail.


We are a company without revenues and have just recently started our operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from February 23, 2012 (date of inception) to January 31, 2013, report no revenues and a net loss of $6,297. As of January 31, 2013 we had $1,803 in cash on hand. As of the date of this prospectus we had $8,033 in cash on hand. Our independent registered public accountant has issued an audit opinion for Arax Holdings Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. If we are unable to obtain additional working capital our business may fail. To date, the only operations we have engaged in are the development of a business plan and the purchase of a hot dog stand. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). Being a development stage company, we have very limited operating history.


Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of $25,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $25,000, our business may fail. Even if we raise $100,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Our president devotes approximately 20 hours/week to the business and he has no prior experience managing a public company.

Our "burn rate "is $2,072 per month -according to our last financial statements for last three months. Our present capital will last less than a month without any additional funds. If necessary, Vladimir Leonov, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement your business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months, However, the verbal agreement is not binding and that there is no guarantee that we will receive such loans

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE OFFERING

The Issuer:                      ARAX HOLDINGS CORP.

Securities Being Offered:        10,000,000 shares of common stock

Price Per Share:                 $0.01

Duration of the Offering:        The offering shall terminate on the earlier of:
                                 (i) the date when the sale of all 10,000,000 common shares is completed;
                                 (ii) one year from the date of this prospectus;
                                 or
                                 (iii) prior to one year at the sole
                                 determination of the board of directors.

Gross Proceeds if 100% of
the shares are sold:             $100,000

Gross Proceeds if Two-Thirds
of the shares are sold:          $66,666

Gross Proceeds if One-Third
of the shares are sold:          $33,333

Securities Issued and
Outstanding:                     There are 8,000,000 shares of common stock
                                 issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Vladimir Leonov.

Registration Costs:              We estimate our total offering registration
                                 costs to be approximately $10,000.

Risk Factors:                    See "Risk Factors" and the other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from February 23, 2012 (date of inception) to January 31, 2013, included on Page F-1 in this prospectus.

FINANCIAL SUMMARY


                                                            January 31, 2013 ($)
                                                            --------------------
        Cash and Deposits                                           1,803
        Total Assets                                                2,374
        Total Liabilities                                             671
        Total Stockholder's Equity                                  1,703


STATEMENT OF OPERATIONS

                                                              Accumulated From
                                                            February 23, 2012 to
                                                            January 31, 2013 ($)
                                                            --------------------
        Total Expenses                                              6,297
        Net Loss for the Period                                    (6,297)
        Net Loss per Share                                              0

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, INVESTORS MAY NOT BE ABLE TO RELY ON THE RESALE EXEMPTION PROVIDED BY RULE 144 OF THE SECURITIES ACT. AS A RESULT, INVESTORS MAY NOT BE ABLE TO RE-SELL OUR SHARES AND COULD LOSE THEIR ENTIRE INVESTMENT.

We are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

BECAUSE WE ARE CONSIDERED TO BE A "SHELL COMPANY" UNDER APPLICABLE SECURITIES RULES, WE ARE SUBJECT TO ADDITIONAL DISCLOSURE REQUIREMENTS IF WE ACQUIRE OR DISPOSE OF SIGNIFICANT ASSETS IN THE COURSE OF OUR BUSINESS. WE WILL INCUR ADDITIONAL COSTS IN MEETING THESE REQUIREMENTS, WHICH WILL ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE AND, THEREFORE, THE VALUE OF YOUR INVESTMENT.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE CEASE TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2)

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

RULE 144 SAFE HARBOR IS UNAVAILABLE FOR THE RESALE OF SHARES ISSUED BY US UNLESS AND UNTIL WE HAVE CEASED TO BE A SHELL COMPANY AND HAVE SATISFIED THE REQUIREMENTS OF RULE 144(I)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

WE HAVE A SOLE DIRECTOR AND OFFICER

Because our sole executive officer occupies all corporate positions, it may not be possible to have adequate internal controls and that, because the sole director and officer will determine his salary and perquisites, we may not have funds available for net income.

HOT DOG COPMANIES CONSIST OF MOSTLY NON-PUBLIC COMPANIES

Because hot dog vending companies consist of mostly non-public companies, a small hot dog vending company with the added expenses of being a reporting company might have a competitive disadvantage.

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on Feb 23, 2012 and to date have minimal business operations consisting primarily of organizational activities and the purchase of a hot dog machine. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $25000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

IF WE RAISE PRICE OF HOT DOGS THERE IS A POTENTIAL CHANCE OF REDUCTION IN SALES

If we raise the price of our Hot Dogs, some of our customers may not be willing or able to pay the increased prices causing a reduction in our sales which may affect our business negatively. We intend to counteract rising commodity prices by raising the price of our hot dogs and other products.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $6,297 for the period from our inception on February 23, 2012 to January 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Ronald R. Chadwick, P.C., our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Arax Holding Corp. is suitable.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no customers to purchase our product. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell any of our services at prices which generate a profit.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same products at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects. We may not be able to get most suitable locations or advertising spacing due to high competition for them. It is also likely that we may be forced to lower the price of our hot dogs below our set pricing to keep up with completion, which will affect our profits.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWNS 100% OF THE COMPANY'S SHARES AND WILL OWN 44% OF THE COMPANY'S OUTSTANDING COMMON STOCK IF WE ARE SUCCESSFUL AT COMPLETING THIS OFFERING, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

As of the date of this prospectus, Mr. Leonov, our sole officer and director, owns 100% of the company's shares and will own 44% of our common stock if 100% of the shares registered (if 75% of the shares registered sold he will own 45.7% of our common stock, if 50% of the shares registered sold he will own 50% of our common stock and if 25% of the shares registered sold he will own 76% of our common stock). Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Leonov may differ from the interests of the other shareholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

BECAUSE OUR PRINCIPAL ASSETS WILL BE LOCATED IN MEXICO, MEXICO CITY, OUTSIDE OF THE UNITED STATES, AND VLADIMIR LEONOV, OUR SOLE OFFICER AND DIRECTOR, RESIDES OUTSIDE OF THE UNITED STATES IN MEXICO, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. LEONOV, OR TO ENFORCE A JUDGEMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. LEONOV.

Our principal operations and assets are located in Mexico, Mexico City, outside of the United States, and Vladimir Leonov, our sole officer and director, is a non-resident of the United States he is a resident of Mexico. Therefore, it may be difficult to effect service of process on Mr. Leonov in the United States, and it may be difficult to enforce any judgment rendered against Mr. Leonov. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Leonov, in the event that an investor believes that such investor's rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of Mexico may render that investor unable to enforce a judgment against the assets of Mr. Leonov. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES. CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.01 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this offering. If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board. When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and
(viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. All subscriptions in this offering will be available for our immediate use, and will not be returning subscriptions regardless of how many shares are sold in this offering. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. BECAUSE OUR CURRENT PRESIDENT AND EXECUTIVE OFFICER DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Vladimir Leonov, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that she would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Leonov to our company could negatively impact our business development.

OUR EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officers' and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $6,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 ongoing cost and expenses for SEC reporting and compliances to be paid from existing cash on hand and director loans. If necessary, Vladimir Leonov, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. The management will be required to provide an annual report on our internal controls over financial reporting regardless of our status as an emerging growth company. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

When your S-1 becomes effective, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an "emerging growth company," as defined in the JOBS Act, our independent registered public accounting firm will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act but that management will be required to provide an annual report on our internal control over financial reporting pursuant to Item 308 of Regulation S-K in the year following our first annual report required to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the prior fiscal year or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THIS OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical or do not relate to present facts or conditions which may be considered as forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                  $25,000     $50,000      $75,000     $100,000
                                  -------     -------      -------     --------
Legal and professional fees       $10,000     $10,000      $10,000     $10,000
 (associated with maintaining
 reporting status)
Obtaining Permits                 $ 1,000     $ 2,000      $ 4,000     $ 6,000
Developing website/hosting        $   550     $ 3,000      $ 3,000     $ 3,000
Hot Dog machines
(5-10-20-30 machines)             $10,900     $21,800      $43,600     $65,400
Advertising                       $ 1,550     $10,200      $11,400     $12,600
Office                            $ 1,000     $ 3,000      $ 3,000     $ 3,000


We do not intend to use any of the proceeds from the offering to pay for the cost of the offering. The cost of the offering shall be loaned us from Mr. Leonov.

The above figures represent only estimated costs. Vladimir Leonov, our president, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company, However, the verbal agreement is not binding and that there is no guarantee that we will receive such loans. The amounts actually spent by us for any specific purpose may vary and will depend on a number of factors. Non-fixed cost, sales and marketing and general and administrative costs may vary depending on the business progress and development efforts, general business conditions and market reception to our services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.


An example of changes to this spending allocation for non-fixed costs include management deciding to spend less of the allotment on product development and more on sales and marketing. Such changes to spending may occur due to seasonal variations in market demand for our products and services relative to when the funds are received.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company's inception on Feb 23, 2012. Vladimir Leonov, our sole officer and director, paid $0.001 per share for the 8,000,000 common shares

Assuming completion of the offering, there will be up to 18,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                 $100,000     $75,000      $50,000       $25,000
-------------                 --------     -------      -------       -------
Offering price                 $0.01        $0.01        $0.01        $0.01
Net tangible book
 value per common
 share before offering         $0.001       $0.001       $0.001       $ .001
Increase per common
 share attributable
 to investors                  $0.0050      $0.0044      $0.0035      $0.0021
Pro forma net tangible
 book value per common
 share after offering          $0.0060      $0.0054      $0.0045      $0.0031
Dilution to investors          $0.0040      $0.0046      $0.0055      $0.0069
Dilution as a percentage
 of offering price                  40%          46%          55%          69%


Based on 8,000,000 common shares outstanding as of January 31, 2013 and total stockholder's equity of $1,703 utilizing unaudited January 31, 2013 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.001 per common share in comparison to the offering price of $.01 per common share.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.


We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our financial statements for the period from February 23, 2012 (date of inception) to January 31, 2013, report a net loss of $6,297. As of the date of this prospectus we had $8,033 in cash on hand. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Vladimir Leonov, our sole officer and director, who has verbally agreed to lend funds to pay for the registration process and loan funds to implement your business plan or to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company. However, the verbal agreement is not binding and that there is no guarantee that we will receive such loans.


Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Mr. Leonov or his affiliates.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

12 MONTH PLAN OF OPERATION

Our sales and marketing strategy is to move as quickly as possible into the Mexican market with hot dog stands and place them in as many locations as possible. The locations that we think will be most suitable for our product are: shopping malls, schools, colleges, universities, streets, flea markets, expo shows, ferries, sport games and more. Our plan is to set up small mobile hot dog stands: which will allow easy access to locations. All the necessary food products will be purchased locally in Mexico: (sausage, ketchup, bread and vegetables). Stands will be made locally, only hot dog machines will be brought from USA.

Our sources of cash will be mainly the proceeds from this offering, and loans from our director. We expect to start generating revenue by selling our services by 8th month of our Plan of Operations, after we place our first unit. But there is no guarantee that we will receive loans from your directors or raise funds in this offering.

We will not be conducting any product research or development. We plan to implement our business plan as soon as funds from this offering become available. Our 12 month plan of operations is as follows:

IF $25,000 RAISED

SET UP OFFICE

Time frame - 1st month. Estimated Cost: $1,000

Establish our working place and office in Mexico City, Mexico. Computer (laptop) $500, office table and chairs $500.

Total: $1,000

OBTAIN MUNICIPAL VENDOR PERMITS

Time frame - 2nd - 3rd month. Estimated Cost: $200 per each location. Five locations $1,000

Total cost: $1,000

If we raise minimum amount of funds ($25,000) we will buy only 5 hot dog machines and will obtain only five permits. The permits allow us to set up stands anywhere in the city where vending business permitted. We are planning to set up our stands in Mexico City. Thereafter, we intend to "spread to the nearest cities" after we have completed our twelve month plan of operations and if start to earn profit. .

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

Time frame - 4rd - 6th month

Estimated Cost:

a) Website - cost of web site developing $500. Twelve month hosting with registration of our domain costs $50

Total cost: $550

PURCHASING OF FIVE HOT DOG MACHINES AND STANDS

Time frame - 6th month

Cost: Cradle Broil-O-Dog Hot Dog Broiler, 18 Dogs: $980 including delivery to our office, stand: $1,200. Cost of five sets $10900

Model: HD-12

Total Cost: $10,900

HIRING PERSONAL

Time frame - 7th month

Hiring personnel to operate hot dog machines. Compensation will be solely commission payment. (25% from gross sales).

FINDING LOCATIONS AND PLACING HOT DOG STANDS

Time frame - 8th - 10th month, no expenses.

PROMOTING OUR HOT DOG STANDS

Time frame- 10th - 12th month

We will engage in the following promotional activities:

Stand                     Media                 Frequency          Year 1 Budget
-----                     -----                 ---------          -------------
Print               Direct-mail coupons       1,000 per month          $650
Print               Door Hangers/menus        2,000 per month          $700
Print               Mailbox Mailer coupons    15,000 per month         $200
Word of Mouth       Word of Mouth             Constant                 Free

Total cost: $1,550

We are planning to send: direct-mail coupons - 1,000/month and door hangers - 2,000/month. We will be hiring marketing company that does direct mail and mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. Direct-mail is a list of people that signed up to receive coupons but may be living in different areas.

TOTAL COST OF ALL OPERATIONS: $15,000

To implement our plan of operations ($15,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $25,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional hot dog machines and stands.

IF $50,000 RAISED

SET UP OFFICE

Time frame - 1st month. Estimated Cost: $3,000

Establish our working place and office in Mexico City, Mexico. Lease of the office $1,000, computer (laptop) $1,000, office table and chairs $1,000.

Total: $3000

OBTAIN MUNICIPAL VENDOR PERMITS

Time frame - 2nd - 3rd month. Estimated Cost: $200 per each location. Ten locations $2,000

Total cost: $2,000

If we raise minimum amount of funds ($50,000) we will buy 10 hot dog machines and will obtain only 10 permits. The permits allow us to set up stands anywhere in the city where vending business permitted. We are planning to set up our stands in Mexico City , then, we intend to "spread to the nearest cities" after we have completed our twelve month plan of operations and if profitable.

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

Time frame - 4rd - 6th month

Estimated Cost:

a) Website - cost of web site developing $2,900 (Java script, better design. Twelve month hosting with registration of our domain costs $100

Total cost: $3,000

PURCHASING OF FIVE HOT DOG MACHINES AND STANDS

Time frame - 6th month

Cost: Cradle Broil-O-Dog Hot Dog Broiler, 18 Dogs: $980 including delivery to our office, stand: $1,200. Cost of ten sets $21800

Model: HD-12

Total Cost: $21,800

HIRING PERSONAL

Time frame - 7th month

Hiring personnel to operate hot dog machines. Compensation will be solely commission payment. (25% from gross sales).

FINDING LOCATIONS AND PLACING HOT DOG STANDS

Time frame - 8th - 10th month, no expenses.

PROMOTING OUR HOT DOG STANDS

Time frame - 10th - 12th month

We will engage in the following promotional activities:

Stand                     Media                 Frequency          Year 1 Budget
-----                     -----                 ---------          -------------
Print               Direct-mail coupons       6,000 per month         $3,900
Print               Door Hangers/menus        6,000 per month         $2,100
Print               Mailbox Mailer coupons    30,000 per month        $  400
Word of Mouth       Word of Mouth             Constant                Free
TV Advertising      Local Station             twice                   $3,800

Total cost: $10,200

We are planning to send: direct-mail coupons - 6,000/month and door hangers - 6,000/month. We will be hiring marketing company that does direct mail and mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. Direct-mail is a list of people that signed up to receive coupons but may be living in different areas.

TOTAL COST OF ALL OPERATIONS: $40,000

To implement our plan of operations ($40,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $50,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional hot dog machines and stands.

IF $75,000 RAISED

SET UP OFFICE

Time frame - 1st month. Estimated Cost: $3,000

Establish our working place and office in Mexico City, Mexico. Lease of the office $1,000, computer (laptop) $1,000, office table and chairs $1,000.

Total: $3,000

OBTAIN MUNICIPAL VENDOR PERMITS

Time frame - 2nd - 3rd month. Estimated Cost: $200 per each location. twenty locations $4,000

Total cost: $4,000

If we raise minimum amount of funds ($75,000) we will buy 20 hot dog machines and will obtain only 20 permits. The permits allow us to set up stands anywhere in the city where vending business permitted. We are planning to set up our stands in Mexico City. Thereafter,, we intend to "spread to the nearest cities" after we have completed our twelve month plan of operations and if we start to earn profit.

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

Time frame - 4rd - 6th month

Estimated Cost:

     a) Website - cost of web site developing $2,900 (Java script, better design. Twelve month hosting with registration of our domain costs $100

Total cost: $3,000

PURCHASING OF FIVE HOT DOG MACHINES AND STANDS

Time frame - 6th month

Cost: Cradle Broil-O-Dog Hot Dog Broiler, 18 Dogs: $980 including delivery to our office, stand: $1,200. Cost of twenty sets $43,600

Model: HD-12

Total Cost: $43,600

HIRING PERSONAL

Time frame - 7th month

Hiring personnel to operate hot dog machines. Compensation will be solely commission payment. (25% from gross sales).

FINDING LOCATIONS AND PLACING HOT DOG STANDS

Time frame - 8th - 10th month, no expenses.

PROMOTING OUR HOT DOG STANDS

Time frame - 10th - 12th month

We will engage in the following promotional activities:

Stand                     Media                 Frequency          Year 1 Budget
-----                     -----                 ---------          -------------
Print               Direct-mail coupons       6,000 per month         $3,900
Print               Door Hangers/menus        8,000 per month         $2,800
Print               Mailbox Mailer coupons    45,000 per month        $  900
Word of Mouth       Word of Mouth             Constant                Free
TV Advertising      Local Station             Twice                   $3,800

Total cost: $11,400

We are planning to send: direct-mail coupons - 6,000/month and door hangers - 8,000/month. We will be hiring marketing company that does direct mail and mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. Direct-mail is a list of people that signed up to receive coupons but may be living in different areas.

TOTAL COST OF ALL OPERATIONS: $65,000

To implement our plan of operations ($65,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $75,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional hot dog machines and stands.

IF $100,000 RAISED

SET UP OFFICE

Time frame - 1st month. Estimated Cost: $3,000

Establish our working place and office in Mexico City, Mexico. Lease of the office $1,000, computer (laptop) $1,000, office table and chairs $1,000.

Total: $3,000

OBTAIN MUNICIPAL VENDOR PERMITS

Time frame - 2nd - 3rd month. Estimated Cost: $200 per each location. thirty locations - $6,000

Total cost: $6,000

If we raise minimum amount of funds ($100,000) we will buy 30 hot dog machines and will obtain 30 permits. The permits allow us to set up stands anywhere in the city where vending business permitted. We are planning to set up our stands in Mexico City. Thereafter, we intend to "spread to the nearest cities" after we have completed our twelve month plan of operations and if we start to earn profit.

DEVELOPING AND DESIGN OF THE WEBSITE/HOSTING

Time frame - 4rd - 6th month

Estimated Cost:

     a) Website - cost of web site developing $2,900 (Java script, better design. Twelve month hosting with registration of our domain costs $100

Total cost: $3,000

PURCHASING OF FIVE HOT DOG MACHINES AND STANDS

Time frame - 6th month

Cost: Cradle Broil-O-Dog Hot Dog Broiler, 18 Dogs: $980 including delivery to our office, stand: $1,200. Cost of thirty sets: $65,400

Model: HD-12

Total Cost: $65,400

HIRING PERSONAL

Time frame - 7th month

Hiring personnel to operate hot dog machines. Compensation will be solely commission payment. (25% from gross sales).

FINDING LOCATIONS AND PLACING HOT DOG STANDS

Time frame - 8th - 10th month: no expenses.

PROMOTING OUR HOT DOG STANDS

Time frame- 10th - 12th month

We will engage in the following promotional activities:

Stand                     Media                 Frequency          Year 1 Budget
-----                     -----                 ---------          -------------
Print               Direct-mail coupons       6,000 per month         $3,900
Print               Door Hangers/menus        5,500 per month         $2,600
Print               Mailbox Mailer coupons    45,000 per month        $  900
Word of Mouth       Word of Mouth             Constant                Free
TV Advertising      Local Station             Three time              $5,200

Total cost: $12,600

We are planning to send: direct-mail coupons - 6,000/month and door hangers - 5,500/month. We will be hiring marketing company that does direct mail and mailbox mailer. Mailbox mailer is simply going around the area close to where our stands are and placing coupons in the mail box. Direct-mail is a list of people that signed up to receive coupons but may be living in different areas.

TOTAL COST OF ALL OPERATIONS: $90,000

To implement our plan of operations ($90,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $100,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchasing additional hot dog machines and stands.

We plan on placing first Hot Dog stand by the 8th month of operations. Our plan to continue placing additional hot dog stands throughout Mexico.

We plan to implement our business plan as soon as funds from this offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                                  $25,000     $50,000      $75,000     $100,000
                                  -------     -------      -------     --------
Legal and professional fees       $10,000     $10,000      $10,000     $10,000
 (associated with maintaining
 reporting status)
Obtaining Permits                 $ 1,000     $ 2,000      $ 4,000     $ 6,000
Developing website/hosting        $   550     $ 3,000      $ 3,000     $ 3,000
Hot Dog machines
(5-10-20-30 machines)             $10,900     $21,800      $43,600     $65,400
Advertising                       $ 1,550     $10,200      $11,400     $12,600
Office                            $ 1,000     $ 3,000      $ 3,000     $ 3,000

In summary, we expect to be in full operation and selling our service within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and generate any revenues and there is no guarantee that we will be able to raise funds through this offering. Until customers start to purchase our hot dogs, we do not believe that our operations will be profitable. If we are unable to attract customers and cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company. If we are profitable our plan is to keep expanding to other major cities in Mexico.


The cost of one day stock will be provided by the president as a loan at the moment when we know the number of locations we have. There is no need to invest in high volume of stock due to availability of such products in regular stores around Mexico, "regular" store refer to supermarket chains like: Wal-Mart, Costco, City Market, and Casa Lay etc. The cost of stock will be about $100/stand. We hope that the purchased stock which will generate a profit by the end of the day so that we can re-invested the proceeds to purchase stock for next day. The loan will be reimbursed to the president from the proceeds generated from the sale of the hot dogs.


We are planning to start operations in the business of selling hot dogs from mobile stands in Mexico We plan to spread our operation throughout Mexico's major cities: Mexico City, Guadalajara, Monterrey, Leon. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. We are planning to place 5 - 30 hot dog stands per city, to become noticeable and familiar to our customers.

The business steps are as follows:

     a)   Purchase hot dog machines from Mexico
     b)   Build/purchase Hot Dog stands in Mexico
     c)   Buy necessary food products locally
     d)   Place stands


We are planning to hire one sales person for each stand who will be compensated solely by commission payments from gross sales (25%). When we will have at least 3-5 stands in the city, we intend to hire manager to help set up, control and manage operations. The manager will be receiving 10% from the sales from each stand. As well, we are planning to expand our menu in 1-1.5 years if we have at least five stands in one city. It is our hope that the stock will generate enough profit that could then be re-invested in the next day stock. We believe, there is no need to invest in high volume of stock due to availability of such products in regular stores around Mexico.

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within one year after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 23, 2012 TO JANUARY 31, 2013

During the period we incorporated the company, prepared a business plan and purchased one Hot Dog machine.

We have accrued net losses of $6,297 for the period from our inception on February 23, 2012 to January 31, 2013, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. We have generated no revenue since inception due to the fact that we are a development stage company and have not yet placed our hot dog stands.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

LIQUIDITY AND CAPITAL RESOURCES


As of January 31, 2013, we had cash in the amount of $1,803 and liabilities of $671. As of the date of this prospectus, we have $8,033.We currently do not have any operations and we have no income.


Since inception, we have sold 8,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company, including legal and professional fee, will be approximately $10,000.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's sole officer and director, Vladimir Leonov, has verbally agreed to lend funds to pay for the registration process and lend funds to implement our business plan and to help maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months and after effectiveness of our registration statement until we complete our offering as the expenses are incurred if no other proceeds are obtained by the Company, However, the verbal agreement is not binding and that there is no guarantee that we will receive such loans Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

We need a minimum of $25,000 to conduct our proposed operations and pay all expenses associated with maintaining a reporting status with the SEC.

SIGNIFICANT ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US
GAAP) applicable to development stage companies

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

COMPANY

We were incorporated in the State of Nevada on Feb. 23, 2012.We are planning to start operations in the business of selling hot dogs from mobile stands in Mexico We plan to spread our operation throughout Mexico's major cities: Mexico City, Guadalajara, Monterrey, Leon. We have not decided on the future size or cost of our expansion at this time. We will be following our business plan from one city to another. The expansion will be funded from our future revenues and additional sale of our shares. The time frame of the expansion will depend solely on the availability of funding from the revenue. We are planning to place 5-30 hot dog stands per city, to become noticeable and familiar to our customers. Hot dog stand would generally stay in the same location each day. There is no guarantee that we are going to be able to expand our hot dog stands and locations.

The business steps are as follows:

     a)   Purchase hot dog machines from Mexico
     b)   Build/purchase Hot Dog stands in Mexico
     c)   Buy necessary food products locally
     d)   Place stands

We are planning to hire one sales person for each stand who will be compensated solely by commission payments from gross sales (25%). When we will have at least 3-5 stands in the city, we intend to hire manager to help set up, control and manage operations. The manager will be receiving 10% from the sales from each stand. As well, we are planning to expand our menu in 1-1.5 years if we have at least five stands in one city. The cost of the products we want to add, in the future, to our expanded menu will be provided by income generated from the sales. There is no need to invest in high volume of stock due to availability of such products in regular stores around Mexico.

MARKETING/ LOCATIONS

The sales and marketing strategy is to focus placing hot dog stands in the following locations:

     1)   Parking lot of large retail store, factory, plaza, or mall.
     2)   Industrial park or commercial complex.

     3)   Park, beach, pier, zoo, golf course.
     4)   Downtown street corner or parking lot.
     5)   University, college, high school.
     6)   Court house, military base, government complex.
     7)   Office building, hospital, call center.
     8) Transportation hub such as bus, train, subway, airport, marina, truck stop, service station, car wash.

We have not begun obtaining any permits yet. Most municipal permits will allow us to place our stands on public property. We will be required to obtain agreements with owners of the following locations, for example: office building, call center, large retail store, factory and malls. We plan to have a revenue sharing agreement with the owners of certain locations in order to operate our stands. Depending on the location, we plan to offer from 20% to 35 %, from the revenue, to the owner of the location.

PROMOTIONAL STRATEGY

The company will promote in the following ways:

Stand                Media                    Frequency          Year 1 Budget
-----                -----                    ---------          -------------
Print        Direct-mail coupons          1,000 per month            $650
Print        Door Hangers/menus           2,000 per month            $700
Print        Mailbox Mailer coupons       15,000 per month           $200
Print        Mailbox Mailer coupons       15,000 per month           $600

PRODUCT DESCRIPTION

We plan on purchasing the following type of hot dog machine:

CRADLE BROIL-O-DOG HOT DOG BROILER, 18 DOGS
MODEL: HD-12


Star Manufacturing cradle Broil-O-Dog hot dog broiler. Capacity; 18 hot dog / 12 buns. There are many way to cook hot dogs and one of them is to broil. Broiling is a form of cooking that involves dry heat (electrical) applied to the surface of food, commonly from above or below. Approximate cooking/broiling time is 15-20 minutes; Cradle Broil-O-Dog features a lighted on/off switch, adjustable infinite control and it is our belief a momentary wheel switch helps for easy loading and unloading of product. Special glass reflects radiant energy back into the cabinet and it is our belief that it increases the speed of cooking and decreases the exterior temperature. Broil-O-Dogs stainless steel cradle-type hot dog wheel provides basting action that rolls the dogs resulting in cooked products. Specially coated glass reflects radiant energy back into the cabinet, increasing speed of cooking and decreasing exterior temperature. It is our belief that built-in pull out heated bun warmer with removable, washable, stainless steel pan - keeps buns warm and ready to serve. This is our understanding of how it is supposed to operate. Dimensions of the hot dog machine are: 24" H x 13-1/2" W x 14-1/2" D. Our supplier is TOLLEDO REFRIGERACION NASIONAL S.A. based in Mexico. Our supplier agreed to supply us with before mentioned hot dog machine for $ 980. We are required to pay for our own shipping. Our supplier will provide us with one year warranty on parts and labor. The above terms are verbal; we do not have a written agreement.

Each stand with hot dog machine is one meter wide, two meters long and one meter high. (2m square). The stand will be delivered to the location by truck. The cost of the delivery is included in the price of the stand. The cost of the hot dog machine does not include delivery to the location of the stand but it does include shipping from manufacture to our office, due to the side of the hot dog boiler, delivery to the location of the stand it will be done by the car or truck. Our director and president Vladimir Leonov owns a truck and a small 2m trailer in his present possession which he intend to use to move our stands to different locations when necessary. Transportation between different locations, due to the size of the stand: 1m H x 1m W x 2m L will be done by small pickup truck or on a trailer.

PRICING

Our pricing will be determined by averaging surrounding restaurants that provide our type of service and charging that average. We plan to raise the price of our product periodically to keep in pace with the rising commodity prices and inflation.

Suggested Sale Price: Hot Dog price - 40 Peso ($3)

Cost - 13 Peso ($1)

Profit - 27 Peso ($2)

The cost estimate we have provided is based on the prices in regular stores in Mexico. The sale price of the hot dog is based on a prices offered by similar hot dog vendors in Mexico. We do not have suppliers, we do not have made any agreements with suppliers for the food you intend to sell in your hot dog stands, and we plan to purchase products from stores as needed.

INDUSTRY & MARKET

Target Market / Description of Customer Base:

Our typical customers are families, working professionals that are looking for a simple treat for lunch and children.

COMPETITION

The completion in our industry is extremely high including pizza, taco and other food services. Most of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

OFFICE

Our business office is located at Salvador Diaz Miron #87 Locales B y C. Colonia Santa Maria la Ribera, Mexico DF, C.P. 06400. This is the office provided by our director Vladimir Leonov. We do not pay rent for this space. We believe that this space is adequate for our current operations.

GOVERNMENT REGULATIONS

We will be required to obtain Municipal Vendor permits from Mexican Municipal government which cost approximately $200 per location. Aside from this fact, we do not believe that government regulations will have a material impact on the way we conduct business.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of January 31, 2013, the names, positions and ages of our current executive officers and directors

Name and Address of Executive
  Officers and/or  Director                 Age                 Position
  -------------------------                 ---                 --------

Vladimir Leonov, Salvador Diaz Miron #87    35     President, Executive Officer,
Locales B y C. Colonia Santa Maria la              Treasurer, Secretary
Ribera, Mexico DF, C.P. 06400

The following is a brief description of the business experience of our executive officers, director and significant employees:

Mr. Leonov has been involved in restaurant business since 2001. "Santa Maria La Ribera" - Salvador Diaz Miron #87, Esquina. Dr. ATL, Frenta al parquet Alameda and "Lertan Valle" - Avenida Universidad #538, casi esquina con Eje 6 Sur - he start working in both restaurants in 2001 and still working there. Over this period of time he has held positions as cashier, assistant manager, and, for the past three years (2009-present), restaurant manager. Mr. Leonov qualifications to serve on our Board of Directors are primarily based on his experience in the restaurant business and knowledge of the food industry.

Vladimir Leonov has acted as our President, Secretary, Treasurer and sole Director since our incorporation on Feb 23, 2012. Our president will be devoting approximately 50% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Vladimir Leonov has agreed to commit more time as required. Because Vladimir Leonov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

During the past ten years, Mr. Leonov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Leonov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Leonov's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i.   Any Federal or State securities or commodities law or regulation; or
     ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
     iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

AUDIT COMMITTEE FINANCIAL EXPERT

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we just recently started our operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Vladimir Leonov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We are a development stage company and currently have no employees.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on Feb 23, 2012 until January 31, 2013:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Vladimir      February     -0-        -0-        -0-        -0-           -0-             -0-            -0-           -0-
Leonov,       23, 2012
President,    January
Treasurer     31, 2013
and Secretary

There are no current employment agreements between the company and its officer.

Mr. Leonov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of January 31, 2013:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Vladimir Leonov    -0-         -0-         -0-           -0-              -0-              -0-            -0-

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vladimir Leonov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Since our incorporation, we issued a total of 8,000,000 shares of restricted common stock to Vladimir Leonov, our sole officer and director in consideration of $8,000.

Mr. Leonov has loaned us $671, he will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Leonov. Mr. Leonov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. The loan is due on demand. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Leonov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Leonov or the repayment of the funds to Mr. Leonov. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2013 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and Address of       Amount and Nature of
Title of Class     Beneficial Owner         Beneficial Ownership      Percentage
--------------     ----------------         --------------------      ----------
Common Stock      Vladimir Leonov             8,000,000 shares           100%
                  Salvador Diaz Miron         of common stock
                  #87 Locales B y C.          (direct)
                  Colonia Santa Maria la
                  Ribera, Mexico DF,
                  C.P. 06400

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on January 31.2013.

As of January 31, 2013, there were 8,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 8,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 8,000,000 restricted shares of our common stock.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Arax Holdings Corp. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Vladimir Leonov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Leonov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Leonov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Leonov is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Leonov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Leonov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Arax Holdings Corp. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 per share.

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Arax Holdings Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the "penny stock" rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Arax will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

OFFERING PERIOD AND EXPIRATION DATE

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and
     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Arax Holdings Corp."

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of January 31, 2013, there were 8,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following description of our common stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws which have been filed as exhibits to our registration statement of which this prospectus is a part..

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

PREFERRED STOCK

We are not authorized to issue preferred shares.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 55% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

NEVADA ANTI-TAKEOVER LAWS

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition law provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law. The control share acquisition law is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

REPORTS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We do not have a Transfer Agent.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

Ronald R. Chadwick, P.C., our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Ronald R. Chadwick, P.C., has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these Ronald R. Chadwick, P.C. documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of ARAX HOLDINGS CORP. for the period ended January 31, 2012, and related notes, included in this prospectus have been audited by, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                               ARAX HOLDINGS CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                OCTOBER 31, 2012

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet as of October 31, 2012                                         F-3

Statements of Operations for the Period from February 23, 2012
(Date of Inception) to October 31, 2012                                      F-4

Statement of Stockholders' Equity for the Period from February 23, 2012
(Date of Inception) to October 31, 2012                                      F-5

Statements of Cash Flows for the Period from February 23, 2012
(Date of Inception) to October 31, 2012                                      F-6

Notes to the Financial Statements                                            F-7

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Arax Holdings Corp.
Colonia Santa Maria La Ribera C.P., Mexico

I have audited the accompanying balance sheet of Arax Holdings Corp. (a development stage company) as of October 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from February 23, 2012 (inception) through October 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arax Holdings Corp. as of October 31, 2012, and the results of its operations and its cash flows for the period from February 23, 2012 (inception) through October 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                             /s/ Ronald R. Chadwick, P.C.
Aurora, Colorado                             -----------------------------------
November 28, 2012                            RONALD R. CHADWICK, P.C.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                                October 31, 2012
                                                                ----------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $ 8,033
                                                                     -------
Total Current Assets                                                   8,033
                                                                     -------
Fixed Assets
  Equipment                                                              571
                                                                     -------
Total Fixed Assets                                                       571
                                                                     -------

Total Assets                                                         $ 8,604
                                                                     =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Loan from director                                                 $   671
                                                                     -------
Total current liabilities                                                671
                                                                     -------
Stockholders' Equity:
  Common stock, par value $0.001; 75,000,000 shares
   authorized; 8,000,000 shares issued and outstanding                 8,000
  Additional paid in capital                                               0
  Deficit accumulated during the development stage                       (67)
                                                                     -------
Total stockholders' equity                                             7,933
                                                                     -------

Total liabilities and stockholders' equity                           $ 8,604
                                                                     =======


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                     For the
                                                                  Period from
                                                               February 23, 2012
                                                                 (Inception) to
                                                                October 31, 2012
                                                                ----------------

REVENUES                                                            $      0
                                                                    --------
OPERATING EXPENSES
  Bank Service Charges                                                    67
                                                                    --------

TOTAL OPERATING EXPENSES                                                  67
                                                                    --------

NET LOSS FROM OPERATIONS                                                 (67)

PROVISION FOR INCOME TAXES                                                 0
                                                                    --------

NET LOSS                                                            $    (67)
                                                                    ========

NET LOSS PER SHARE: BASIC AND DILUTED                               $  (0.00)
                                                                    ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                   161,943
                                                                    ========


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                      Deficit
                                                                                    Accumulated
                                                 Common Stock         Additional     during the        Total
                                             --------------------      Paid-in      Development     Stockholder's
                                             Shares        Amount      Capital         Stage           Equity
                                             ------        ------      -------         -----           ------

Balance, February 23, 2012 (Inception)            --      $    --      $    --       $    --           $    --

Shares issued for cash at $0.001 per
share                                      8,000,000        8,000           --            --             8,000

Net loss                                          --           --           --           (67)              (67)
                                           ---------      -------      -------       -------           -------

Balance, October 31, 2012                  8,000,000      $ 8,000      $    --       $   (67)          $ 7,933
                                           =========      =======      =======       =======           =======


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                                     For the
                                                                  Period from
                                                               February 23, 2012
                                                                 (Inception) to
                                                                October 31, 2012
                                                                ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                           $    (67)
                                                                    --------
CASH USED IN OPERATING ACTIVITIES                                        (67)
                                                                    --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Equipment                                                              571
                                                                    --------
CASH PROVIDED BY INVESTING ACTIVITIES                                    571
                                                                    --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                   8,000
  Loan from director                                                     671
                                                                    --------
CASH PROVIDED BY FINANCING ACTIVITIES                                  8,671
                                                                    --------

Net increase (decrease) in cash and cash equivalents                   8,033

Cash, beginning of period                                                 --
                                                                    --------

Cash, end of period                                                 $  8,033
                                                                    ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                     $     --
                                                                    ========
  Income taxes paid                                                 $     --
                                                                    ========


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Arax Holdings Corp. ("the Company") was incorporated under the laws of the State of Nevada on February 23, 2012. We are planning to start operations in the business of selling hot dogs from mobile stands in Mexico. We plan to spread our operation throughout Mexico's major cities. We are planning to have 5-15 hot dog stands per city, to become noticeable and familiar to our customers.

The Company's headquarters are located in Mexico. The Company has not generated any revenues or incurred any costs in implementing its operating strategies.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an October 31 fiscal year end.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments consist of amounts due to its sole officer, director and major stockholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely- than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company's tax years are subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to income taxes as income tax expense in the Statements of Operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding during the period from February 23, 2012 (Inception) through October 31, 2012.

Recent Accounting Pronouncements

Because the Company has been recently organized and has not commenced operations, the new accounting standards have no significant impact on the financial statements and related disclosures. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 - COMMON STOCK

On October 26, 2012, the Company issued 8,000,000 shares of common stock for cash proceeds of $8,000 at $0.001 per share.

The Company had 8,000,000 shares of common stock issued and outstanding as of October 31, 2012.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                OCTOBER 31, 2012


NOTE 4 - RELATED PARTY TRANSACTION

The Company owes its CEO, Vladimir Leonov, a total of $671 as of October 31, 2012, in the form of an unsecured loan. The note is due on demand and is non-interest bearing.

NOTE 5 - INCOME TAXES

As of October 31, 2012 the Company had a net operating loss carry-forward of approximately $ 67 which can be used to offset future taxable income and begins to expire in 2031. Should a change in ownership occur net operating loss carry forwards can be limited as to use in future years.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not generated any revenues as of October 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it can be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to October 31, 2012 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                               ARAX HOLDINGS CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                JANUARY 31, 2013

Balance Sheets as of January 31, 2013 (unaudited) and
October 31, 2012 (audited)                                                  F-11

Statements of Operations for the periods three months ending
January 31, 2013 (unaudited) and from February 23, 2012
(Date of Inception) to January 31, 2013                                     F-12

Statements of Cash Flows for the periods three months ending
January 31, 2013 (unaudited) and from February 23, 2012
(Date of Inception) to January 31, 2013                                     F-13

Notes to the Financial Statements                                           F-14

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                        January 31,        October 31,
                                                                           2013               2013
                                                                         --------           --------
                                                                        (unaudited)         (audited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                              $  1,803           $  8,033
                                                                         --------           --------
Total Current Assets                                                        1,803              8,033
                                                                         --------           --------
Fixed Assets
  Equipment                                                                   571                571
                                                                         --------           --------
Total Fixed Assets                                                            571                571
                                                                         --------           --------

Total Assets                                                             $  2,374           $  8,604
                                                                         ========           ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Loan from director                                                     $    671           $    671
                                                                         --------           --------
Total current liabilities                                                     671                671
                                                                         --------           --------
Stockholders' Equity:
  Common stock, par value $0.001; 75,000,000 shares authorized;
   8,000,000 shares issued and outstanding                                  8,000              8,000
  Additional paid in capital                                                   --                 --
  Retained Earnings                                                           (79)                --
  Deficit accumulated during the development stage                         (6,218)               (67)
                                                                         --------           --------
Total stockholders' equity                                                  1,703              7,933
                                                                         --------           --------

Total liabilities and stockholders' equity                               $  2,374           $  8,604
                                                                         ========           ========


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                              For the
                                                      For the period        period from
                                                       three months       February 23, 2012
                                                          ended            (Inception) to
                                                        January 31,          January 31,
                                                           2013                 2013
                                                        ----------           ----------
REVENUES                                                $        0           $        0
                                                        ----------           ----------
OPERATING EXPENSES
  Bank Service Charges                                          24                  103
  Professional Fees                                          6,194                6,194
                                                        ----------           ----------
TOTAL OPERATING EXPENSES                                     6,218                6,297
                                                        ----------           ----------

NET LOSS FROM OPERATIONS                                    (6,218)              (6,297)

PROVISION FOR INCOME TAXES                                       0                    0
                                                        ----------           ----------

NET LOSS                                                    (6,218)          $   (6,297)
                                                        ==========           ==========

NET LOSS PER SHARE: BASIC AND DILUTED                   $    (0.00)          $    (0.00)
                                                        ==========           ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                         161,943              161,943
                                                        ==========           ==========


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                              For the
                                                      For the period        period from
                                                       three months       February 23, 2012
                                                          ended            (Inception) to
                                                        January 31,          January 31,
                                                           2013                 2013
                                                         --------             --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                $ (6,218)            $ (6,297)
                                                         --------             --------
CASH USED IN OPERATING ACTIVITIES                          (6,218)              (6,297)
                                                         --------             --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Equipment                                                    --                  571
                                                         --------             --------
CASH PROVIDED BY INVESTING ACTIVITIES                          --                  571
                                                         --------             --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                           --                8,000
  Loan from director                                           --                  671
                                                         --------             --------
CASH PROVIDED BY FINANCING ACTIVITIES                          --                8,671
                                                         --------             --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS       (6,218)               1,803

Cash, beginning of period                                   8,021                   --
                                                         --------             --------

CASH, END OF PERIOD                                      $  1,803             $  1,803
                                                         ========             ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                          $     --             $     --
                                                         ========             ========
  Income taxes paid                                      $     --             $     --
                                                         ========             ========


                 See accompanying notes to financial statements.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Arax Holdings Corp. ("the Company") was incorporated under the laws of the State of Nevada on February 23, 2012. We are planning to start operations in the business of selling hot dogs from mobile stands in Mexico. We plan to spread our operation throughout Mexico's major cities. We are planning to have 5-15 hot dog stands per city, to become noticeable and familiar to our customers.

The Company's headquarters are located in Mexico. The Company has not generated any revenues or incurred any costs in implementing its operating strategies.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an October 31 fiscal year end.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. The company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company's financial instruments consist of amounts due to its sole officer, director and major stockholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 740, "Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the Company has applied a more-likely- than-not recognition threshold for all tax uncertainties. The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States. All of the Company's tax years are subject to examination by Federal and state jurisdictions. The Company classifies penalties and interest related to income taxes as income tax expense in the Statements of Operations.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the Company's net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There were no such common stock equivalents outstanding during the period ending January 31, 2013.

Recent Accounting Pronouncements

Because the Company has been recently organized and has not commenced operations, the new accounting standards have no significant impact on the financial statements and related disclosures. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 3 - COMMON STOCK

On October 26, 2012, the Company issued 8,000,000 shares of common stock for cash proceeds of $8,000 at $0.001 per share.

The Company had 8,000,000 shares of common stock issued and outstanding as of January 31, 2013.

                               ARAX HOLDINGS CORP.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                JANUARY 31, 2013


NOTE 4 - RELATED PARTY TRANSACTION

The Company owes its CEO, Vladimir Leonov, a total of $671 as of January 31, 2013, in the form of an unsecured loan. The note is due on demand and is non-interest bearing.

NOTE 5 - INCOME TAXES

As of January 31, 2013 the Company had a net operating loss carry-forward of approximately $ 6,218 that can be used to offset future taxable income and begins to expire in 2031. Should a change in ownership occur net operating loss carry forwards can be limited as to use in future years.

NOTE 6 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has not generated any revenues as of January 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it can be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2013 to the date these financial statements were available to be issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                            [Back Page of Prospectus]

                                   PROSPECTUS

                        10,000,000 SHARES OF COMMON STOCK

                               ARAX HOLDINGS CORP.


                      DEALER PROSPECTUS DELIVERY OBLIGATION


UNTIL _____________ ___, 2013, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                          $    13.64
     Printing Expenses                             $    86.36
     Accounting Fees and Expenses                  $   600.00
     Auditor Fees and Expenses                     $ 3,500.00
     Legal Fees and Expenses                       $ 3,000.00
     Transfer Agent Fees                           $ 2,300.00
                                                   ----------
     TOTAL                                         $ 9,500.00
                                                   ==========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On October 20, 2012, ARAX HOLDINGS CORP. offered and sold 8,000,000 share of common stock to our sole officer and director, Vladimir Leonov, for a purchase price of $0.001 per share, for aggregate offering proceeds of $8,000. ARAX HOLDINGS CORP. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities an no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                     Description of Exhibit
------                     ----------------------

 3.1         Articles of Incorporation of the Registrant *
 3.2         Bylaws of the Registrant *
 5.1         Opinion re: Legality and Consent of Counsel *
10.1         Subscription Agreement *
23.1         Consent of Legal Counsel (contained in exhibit 5.1) *
23.2         Consent of Ronald R. Chadwick, P.C.

----------
*  Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a) (3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons of the registrant pursuant to the foregoing provisions , or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Mexico on April 17, 2013.


                                 ARAX HOLDINGS CORP.


                                 By: /s/ Vladimir Leonov
                                    ------------------------------------------
                                 Name:  Vladimir Leonov
                                 Title: President
                                        (Principal Executive, Financial
                                        and Accounting Officer)


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vladimir Leonov, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of ARAX HOLDINGS CORP., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature                           Title                       Date
     ---------                           -----                       ----


/s/ Vladimir Leonov
--------------------------  Principal Executive, Financial        April 17, 2013
Vladimir Leonov             and Accounting Officer
                            (Principal Executive, Financial
                            and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number                     Description of Exhibit
------                     ----------------------

 3.1         Articles of Incorporation of the Registrant *
 3.2         Bylaws of the Registrant *
 5.1         Opinion re: Legality and Consent of Counsel *
10.1         Subscription Agreement *
23.1         Consent of Legal Counsel (contained in exhibit 5.1) *
23.2         Consent of Ronald R. Chadwick, P.C.

----------
*  Previously filed